                                                                    Exhibit 3.29

                                    DELAWARE
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "MAXI DRUG, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTY-EIGHTH DAY OF NOVEMBER, A.D. 1990, AT 3:30 O'CLOCK P.M.

     CERTIFICATE OF MERGER, FILED THE THIRD DAY OF DECEMBER, A.D. 1990, AT 10 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWELFTH DAY OF MAY, A.D. 1998, AT 5 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


[SEAL]

2247780 8100H

040547046

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
                                        AUTHENTICATION: 3256537

                                                  DATE: 07-27-04

       [ILLEGIBLE]
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 11/28/1990
   730332017 - 2247780

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 Maxi Drug, Inc.

                               A CLOSE CORPORATION

                                    * * * * *

     1.     The name of the corporation is

                                 Maxi Drug, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to operate pharmaceutical centers including sale of prescription and non prescription drugs, optical and orthopedic goods and the sale of goods and services at retail usually associated with such establishments; to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is seventy five thousand (75,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Seventy-Five Thousand Dollars ($75,000.00).

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

     Shares of stock of this corporation are to be issued and held by each and every stockholder of this corporation upon and subject to the following terms and conditions:

     All of the issued and outstanding stock of all classes shall be held of record by not more than 30 persons, as defined in section 342 of the General Corporation Law; and the corporation shall make no offering of any of its stock of any class which would constitute a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time; and the consent of the directors of the corporation shall be required to approve the issuance or transfer of any shares as being in compliance with the foregoing restrictions.

     The power to fix the consideration for issuance of shares without par value is conferred upon the board of directors and the stockholders.

     5.     The name and mailing address of each incorporator is as follows:

     NAME                                    MAILING ADDRESS
     ----                                    ---------------
     J. L. Austin                            1209 Orange Street
                                             Wilmington, Delaware 19801

     M. C. Kinnamon                          1209  Orange Street
                                             Wilmington, Delaware 19801

     T. L. Ford                              1209  Orange Street
                                             Wilmington, Delaware 19801

     6.     The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole hoard, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or ommissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 28th day of November, 1990.


                                                /s/ J. L. Austin
                                                --------------------------------
                                                J. L. Austin

                                                /s/ M. C. Kinnamon
                                                --------------------------------
                                                M. C. Kinnamon

                                                /s/ T. L. Ford
                                                --------------------------------
                                                T. L. Ford

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 12/03/1990
   720337074 - 2247780

                             CERTIFICATE OF MERGER

                                       OF

                        MAXI DRUG OF MASSACHUSETTS, INC.

                                      INTO

                                MAXI DRUG, INC.

                                  * * * * * * *

     The undersigned corporation

     DOES HEREBY CERTIFY:

     FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

     NAME                                              STATE OF INCORPORATION
     MAXI DRUG OF MASSACHUSETTS, INC.                      Massachusetts

     MAXI DRUG, INC.                                         Delaware

     SECOND:   That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

     THIRD:    That the name of the surviving corporation of the merger is MAXI
DRUG, INC., a Delaware corporation.

     FOURTH:   That the Certificate of Incorporation of MAXI DRUG, INC., a
Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:    That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 99 Westfield Street, West Springfield, Massachusetts 01089.

     SIXTH:    That a copy of the Agreement of Merger will be furnished on request and without cost to any stockholder of any constituent corporation.

     SEVENTH: the authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                             Par value per share
                                                              or statement that
                                                             shares are without
  Corporation       Class           Number of Shares              par value
MAXI DRUG of      Common           30,000                    $ .10
Massachusetts,
Inc.

     EIGHTH:   That this Certificate of Merger shall be effective on
December 3, 1990.

Dated: November 30, 1990

                                                MAXI DRUG, INC.


                                                By  /s/ Michel Coutu
                                                   -----------------------------
                                                   Michel Coutu, President

ATTEST:


BY /s/ [ILLEGIBLE]
   -------------------------------------
     (Assistant) Secretary